                                                                   Exhibit 4(i)

                          Articles of Incorporation
                                     -OF-
                          CINCINNATI MICROWAVE, INC.
                          --------------------------
                            (Name of Corporation)

  The undersigned, a majority of whom are citizens of the Unites States, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, do hereby certify:

  FIRST. Then name of said corporation shall be CINCINNATI MICROWAVE, INC.
                                                --------------------------

  SECOND. The place in Ohio where its principal office is to be located is
          Cincinnati                      Hamilton County.
          ------------------------------------------------
          (City, Village or Township)

  THIRD. The purposes for which it is formed are.

         to engage in a manufacturing business having to do with electronic equipment and supplies; to manufacture, distribute, sell and otherwise deal in products and electronic components and commodities; and to do all other things necessary and incident to carry on the foregoing general purposes.

  FOURTH. The number of shares which the corporation is authorized to have outstanding is FIVE HUNDRED (500), all of which 500 shares will be without par value.


  FIFTH. The amount of stated capital with which the corporation shall begin business is ONE THOUSAND and 00/100------------Dollars ($1,000.00----).
            -----------------------------------------------------------

  IN WITNESS WHEREOF, We have hereunto subscribed our names, this 15th day of
                                                                  -----------
October, 1976.
- --------------

                                             CINCINNATI MICROWAVE, INC.
                                      -----------------------------------------
                                                (Name of Corporation)

                                      /s/ CHARLES W. SLICER
                                      -----------------------------------------
                                      Charles W. Slicer

                                      -----------------------------------------

                                      -----------------------------------------
                                       (INCORPORATORS' NAMES SHOULD BE TYPED
                                           OR PRINTED BENEATH SIGNATURES)


N.B. Articles will be returned unless accompanied by form designating statutory agent. See Section 1701.07, Revised Code of Ohio.

                        ORIGINAL APPOINTMENT OF AGENT

  The undersigned, being at least a majority of the incorporators of _________________________
                   (Name of Corporation)

                          CINCINNATI MICROWAVE. INC.

hereby appoint Michael D. Valentine of Cincinnati, Hamilton County, Ohio
               ---------------------------------------------------------
                                   (Name of Agent)

a natural person resident in the county in which the corporation has its principal office _______________________________________
                          (Name of Corporation)

and __________________________________________________________________________

upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. His

complete address is 2460 Fairview Avenue,                       Cincinnati,
                    ----------------------------------------    ---------------
                            (Street or Avenue)                 (City or Village)

Hamilton County, Ohio,   45219.
- --------------------------------
                      (Zip Code)

                                              CINCINNATI MICROWAVE, INC.
                                        --------------------------------------
                                                 (Name of Corporation)

                                        /s/ CHARLES W. SLICER
                                        --------------------------------------
                                        Charles W. Slicer


                                        --------------------------------------


                                        --------------------------------------


                                        --------------------------------------
                                         (INCORPORATORS NAMES SHOULD BE TYPED
                                            OR PRINTED BENEATH SIGNATURES)

                                               Hamilton County, Ohio
                                        --------------------------------------

                                                 October 15, 1976
                                        --------------------------------------

      CINCINNATI MICROWAVE, INC.
- --------------------------------------
        (Name of Corporation)

  Gentlemen: I hereby accept appointment as agent of your corporation upon whom process, tax notices or demands may be served.

                                        /s/       MICHAEL D. VALENTINE
                                        -------------------------------------
                                           (Signature of Agent or Name of
                                                      Corporation)

                                     By -------------------------------------
                                            (Signature of Officer Signing
                                                      and Title)

Remarks: All articles of incorporation must be accompanied by an original appointment of agent. There is no filing fee for this appointment.

                           CERTIFICATE OF AMENDMENT

                                TO ARTICLES OF

                          CINCINNATI MICROWAVE, INC.


  James L. Jaeger, President, and Robert W. Buechner, Secretary, of Cincinnati Microwave, Inc., an Ohio corporation, with its principal office located at Cincinnati, Ohio, do hereby certify that in writing signed on July 6, 1983, under the provisions of Section 1701.54 of the Revised Code by all of the shareholders who would be entitled to a notice of a meeting held for such purpose the following resolutions were adopted to amend the articles:

    RESOLVED: That the following sections of the Articles of Incorporation be and the same are hereby amended to supercede and take the place of the existing sections of the Articles of Incorporation.

         THIRD: The purposes for which it is formed are: to engage in a manufacturing business having to do with electronic equipment and supplies; to manufacture, distribute, sell and otherwise deal in products and electronic components and commodities; and to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

         FOURTH: The number of shares of shares which the corporation is authorized to have outstanding is twenty million (20,000,000), all of which will be without par value.

    RESOLVED: That the following new sections of the Articles of Incorporation be and they are hereby added to the Articles of Incorporation.

         SIXTH: The corporation, by action of its board of directors, may purchase, hold in its treasury, and resell from its treasury its own shares at any time and from time to time subject, however, to the limitations provided by Section 1701.35(B) of the Ohio Revised Code.

         SEVENTH: The holders of common shares are not entitled to preemptive or other rights to subscribe for or purchase additional shares or other securities of the corporation.

  IN WITNESS WHEREOF, said James L. Jaeger, President, and Robert W. Buechner, Secretary, of Cincinnati Microwave, Inc., acting for and on behalf of said corporation have hereunto subscribed their names this 7th day of July, 1983.


BY: /s/    JAMES L. JAEGER                   BY: /s/     ROBERT W. BUECHNER
    ----------------------------             ----------------------------------
    President                                Secretary

                           CERTIFICATE OF AMENDMENT
                                TO ARTICLES OF
                          CINCINNATI MICROWAVE, INC.

        James L. Jaeger, President, and Robert W. Buechner, Secretary, of Cincinnati Microwave, Inc., an Ohio coporation, with its principal office located at Deerfield Twp., Ohio, do hereby certify that in writing signed on September 26, 1983, under the provisions of Section 1701.54 of the Revised Code by all of the shareholders who would be entitled to a notice of a meeting held for such purpose the following resolution was adopted to amend the articles:

        RESOLVED: That the following section of the Articles of Incorporation be and the same is hereby amended by deleting the current Article Fourth and inserting in place thereof the following:

        FOURTH: The total number of shares which the corporation is authorized to issue is Twenty Million One Hundred Thousand (20,100,000), of which Twenty Million (20,000,000) are common shares, without par value, and One Hundred Thousand (100,000) are to be of a class designated "Preferred Shares" which shall have the rights, qualifications, limitations, designations and preferences as described herein.

        The Board of Directors of the corporation shall have the authority to amend these Articles by adopting appropriate resolutions and filing the proper documents with the Secretary of State of Ohio to provide for the issuance of Preferred Shares in one or more series and thereafter to issue such Preferred Shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of Preferred Shares hereinabove authorized. The Board, in its authorizing resolution of resolutions, (1) shall establish for the shares of each series or Preferred Shares such (a) voting rights, if any, (b) par value, if any, (c) redemption provisions, (d) dividend rights, and (e) rights and preferences upon dissolution or liquidation of the corporation or upon any distribution of the assets of the corporation as the Board deems appropriate and desirable, and (2) may also establish for such shares such (f) rights to a sinking fund, (g) terms whereunder such shares may be converted into or exchanged for other securities of the corporation, or (h) such other relative, participating, optional or special rights, qualifications, benefits,

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        limitations or restrictions as the Board deems appropriate or desirable. Shares of any series or Preferred Shares which have been redeemed (whether through the operations of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for other securities of the corporation shall have the status of authorized and unissued Preferred Shares to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Shares, all subject to the conditions or restrictions on issuance set forth in the resolution of resolutions adopted by the Board of Directors providing for the creation of any series of Preferred Shares. The number of authorized Preferred Shares may be increased or decreased by the affirmative vote of holders of a majority of the outstanding shares of the corporation, both Preferred and common.

        IN WITNESS WHEREOF, said James L. Jaeger, President, and Robert W. Buechner, Secretary, of Cincinnati Microwave, Inc., acting for and on behalf of said corporation have hereunto subscribed their names this 26th day of September, 1983.


BY: /s/ James L. Jaeger                 BY:  /s/ Robert W. Buechner
    --------------------------              ----------------------------
    President                               Secretary

                           CERTIFICATE OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION
                                      OF
                          CINCINNATI MICROWAVE, INC.


        Jacques A. Robinson, President, and James F. Whalen, Secretary, of Cincinnati Microwave, Inc. (the "Corporation"), an Ohio corporation with its principal office located at Cincinnati, Hamilton County, Ohio, do hereby certify that the annual meeting of shareholders of the Corporation was duly called and held on Tuesday, July 23, 1991, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the corporation, the following resolution was adopted:

                RESOLVED, that the following is to be added to the Corporation's Articles of Incorporation as Article Eighth:

        EIGHTH: Sections 1701.01(Y) through 1701.01(CC) and 1701.831 of the Ohio Revised Code shall not apply to any control share acquisition (as defined in the Ohio Revised Code) of shares of the corporation.


        IN WITNESS WHEREOF, the said officers acting for and on behalf of the Corporation have hereunto signed their names as of the 29th day of August, 1991.


                                        CINCINNATI MICROWAVE, INC.


                                        By  /s/ Jacques A. Robinson
                                           -------------------------------
                                           Jacques A. Robinson, President


                                        By  /s/ James F. Whalen
                                           -------------------------------
                                           James F. Whalen, Secretary